As filed with the Securities and Exchange Commission on April 12, 1996
                                        Registration No. 333-_________


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                    _________________________
                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    _________________________


                       Entergy Corporation
     (Exact name of registrant as specified in its charter)
                    _________________________

      State of Delaware                   13-5550175
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or             Identification No.)
        organization)
                        639 Loyola Avenue
                  New Orleans, Louisiana  70113
                         (504) 529-5262
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                    _________________________

       EDWIN LUPBERGER              WILLIAM J. REGAN, JR.
    Chairman of the Board,       Vice President and Treasurer
          President                  Entergy Corporation
 and Chief Executive Officer          639 Loyola Avenue
     Entergy Corporation        New Orleans, Louisiana  70113
      639 Loyola Avenue                 (504) 576-4308
New Orleans, Louisiana  70113
        (504) 576-4301

                    LAURENCE M. HAMRIC, Esq.
                        ANN G. ROY, Esq.
                     Entergy Services, Inc.
                        639 Loyola Avenue
                  New Orleans, Louisiana  70113
                         (504) 576-2095

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                    _________________________

     Approximate date of commencement of proposed sale(s) to the public:  From time to time after the effective date of this
registration statement.
                    _________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

     If delivery of the prospectus is expected to be made
pursuant to Rule 434, check the following box. [  ]
                    _________________________

                 CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
                                     Maximum    Maximum
  Title of Each                      offering  Aggregate   Amount of
Class ofSecurities    Amount to       price     Offering  Registration
 to be Registered   be Registered    Per Unit*   Price*       Fee

Common Stock     10,000,000 shares    26.50  $265,000,000  $91,379.31

*  Estimated solely for the purpose of calculating the
registration fee.  The fee is calculated upon the basis of the average of the high and low price for shares of Common Stock of the registrant reported on the New York Stock Exchange composite tape on April 10, 1996.
                    _________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                       ENTERGY CORPORATION


          DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

      Entergy Corporation ("Entergy" or the "Company") hereby offers participation in its Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan is designed to provide Entergy shareholders and other investors with a convenient and economical method to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and to reinvest all or a portion of their cash dividends in additional shares of Common Stock. Some of the significant features of the Plan are as follows:

          Participants may purchase additional shares of Common Stock by automatically reinvesting all or a portion of their cash dividends.

         Participants may purchase additional Common Stock by making optional cash investments of $100 to $3,000 per month or by making an initial optional cash investment of $1,000 to $3,000. Optional cash investments in excess of $3,000 may be made with permission of the Company.

          Common Stock will be purchased by the Administrator directly from the Company or in open market or privately negotiated transactions, as determined from time to time by the Company to fulfill requirements for the Plan. At present, the Company expects that shares usually will be purchased directly from the Company.

          Common Stock purchased directly from the Company pursuant to an optional cash investment of more than $3,000 (with permission of the Company) may be priced at a discount from recent market prices (determined in accordance with the Plan) ranging from 0% to 3%. The discount is initially expected to be 0%, but may be adjusted by the Company in its discretion at any time. No discount will be available for Common Stock purchased in the open market or in privately negotiated transactions.

           Holders  of shares currently enrolled in the Company's
       Automatic Dividend Reinvestment Plan will be automatically enrolled in the new Plan.

          Holders of shares in broker or nominee names may participate in the Plan, in which case, brokers or nominees will reinvest dividends and make optional cash investments on behalf of beneficial owners.

      Participation in the Plan is entirely voluntary, and participants may terminate their participation at any time. Shareholders that do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

     This Prospectus relates to 10,000,000 shares of Common Stock offered for purchase under the Plan.


THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT
      INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
     THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
  OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                        CRIMINAL OFFENSE.


    The date of this Prospectus is                   , 1996.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                      AVAILABLE INFORMATION

      Entergy is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of a particular date concerning Entergy's directors and officers, their remuneration, and any material interest of such persons in transactions with Entergy is disclosed in proxy statements distributed to shareholders of Entergy and filed with the Commission. Such reports, proxy statements and other information filed by Entergy can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, the Common Stock is listed on several exchanges and such reports, proxy statements and other information are available for inspection at the New York Stock Exchange ("NYSE"), 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 120 S. LaSalle Street, Chicago, Illinois 60603; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission are incorporated herein by reference:

           (a) The Company's Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Exchange Act for the fiscal year ended December 31, 1995.

           (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-B filed under Section 12 of the Exchange Act dated February 22,
     1994, including any amendment or report filed for the purpose of updating such description.

      In addition, all reports and other documents subsequently filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents (such documents, and the documents enumerated above, being herein referred to as "Incorporated Documents," provided however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the filing of the Company's next Annual Report on Form 10-K with the Commission shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after any such filing of an Annual Report on Form 10-K).

     Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Entergy hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Written or oral requests for such copies should be directed to Mr. Christopher T. Screen, Assistant Secretary, Entergy Corporation, P. O. Box 61000, New Orleans, Louisiana 70161, telephone (504) 576-4212.

                       SUMMARY OF THE PLAN

     The following summary description of the Entergy Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan") is qualified by reference to the full text of the Plan which is contained herein. Terms used in the summary have the meanings attributed to them in the Plan.

Purpose of Plan            The  purpose of the Plan is to  provide
                           Entergy    shareholders    and    other
                           investors   with   a   convenient   and
                           economical method of purchasing  shares
                           of Common Stock and/or investing all or
                           a  portion  of their cash dividends  in
                           additional shares of Common Stock.  The
                           Plan  also provides the Company a means
                           of  raising additional capital  through
                           the direct sale of Common Stock.

Purchase Price             The Plan provides that the shares to be
                           purchased  may be either  newly  issued
                           shares  acquired from  the  Company  or
                           shares purchased on the open market  or
                           in  privately  negotiated  transactions
                           from  third parties.  Under  the  Plan,
                           the  purchase  price for  newly  issued
                           shares is the average of the daily high
                           and  low  sales  prices of  the  Common
                           Stock  on  the  NYSE during  a  Pricing
                           Period consisting of the twelve Trading
                           Days   preceding  the  Investment  Date
                           (less any applicable discount), and for
                           shares purchased on the open market  or
                           in privately negotiated transactions is
                           the  weighted  average price  paid  for
                           such  shares from third parties on  the
                           Investment Date.

                           The purchase price for shares of Common
                           Stock  purchased pursuant to a  Request
                           for  Waiver  (as described  below)  may
                           reflect  a  discount of 0% to  3%  (the
                           "Waiver  Discount")  from  the   market
                           price.

Plan Limitations           Optional  cash investments are  subject
                           to  a minimum investment of $100 and  a
                           maximum investment of $3,000 per month.
                           Initial  optional cash  investments  by
                           investors that are not shareholders  of
                           the Company are subject to a minimum of
                           $1,000  and  a maximum of  $3,000.  The
                           $3,000  per month maximum may be waived
                           only  pursuant  to  a  written  request
                           approved   by  Entergy  ("Request   for
                           Waiver").

Optional Cash Investments  With    respect   to   optional    cash
                           investments  in excess of  $3,000  made
                           pursuant  to  a  Request  for   Waiver,
                           Entergy  may,  in its sole  discretion,
                           establish each month a Waiver  Discount
                           and  a  Threshold  Price.   The  Waiver
                           Discount,  which  may vary  each  month
                           between  0% and 3%, will be established
                           by  Entergy  after a review of  current
                           market   conditions,   the   level   of
                           participation,    and    current    and
                           projected capital needs.  The Threshold
                           Price   will   be  the  minimum   price
                           applicable to purchases of Common Stock
                           in a given month.  For each Trading Day
                           during the Pricing Period on which  the
                           Threshold Price is not satisfied,  one-
                           twelfth  of  a  Participant's  optional
                           cash  investment  made  pursuant  to  a
                           Request  for  Waiver will  be  returned
                           without interest.

                           Optional cash investments that  do  not
                           exceed  $3,000 and the reinvestment  of
                           cash dividends in additional shares  of
                           Common Stock will not be subject to the
                           Waiver  Discount  or to  the  Threshold
                           Price,  but  the Company  reserves  the
                           right  to  grant a discount and  set  a
                           minimum  price in the future  for  such
                           investments or dividend reinvestments.

                           Optional cash investments of less  than
                           $100  and  that portion of any optional
                           cash  investment  that exceeds  $3,000,
                           unless such limit has been waived, will
                           be  returned to the Participant without
                           interest.

Request for Waiver         In   deciding  whether  to  approve   a
                           Request  for  Waiver, the Company  will
                           consider  relevant  factors  including,
                           but not limited to, whether the Plan is
                           then  acquiring newly issued shares  of
                           Common   Stock   or  acquiring   shares
                           through   open   market  purchases   or
                           privately negotiated transactions,  the
                           Company's  need  for additional  funds,
                           the  attractiveness of  obtaining  such
                           funds  through the sale of Common Stock
                           under  the Plan in comparison to  other
                           sources  of  funds, the purchase  price
                           likely  to apply to any sale of  Common
                           Stock  under  the Plan, the Participant
                           submitting  the request, including  the
                           extent and nature of such Participant's
                           prior participation in the Plan and the
                           number  of shares of Common Stock  held
                           of  record by such Participant, and the
                           aggregate   amount  of  optional   cash
                           investments  in excess  of  $3,000  for
                           which  Requests  for Waiver  have  been
                           submitted  by  all  Participants.    If
                           Requests  for Waiver are submitted  for
                           any  Investment Date for  an  aggregate
                           amount  in  excess of  the  amount  the
                           Company is then willing to accept,  the
                           Company  may  honor  such  requests  in
                           order  of receipt, pro rata or  by  any
                           other method the Company determines  is
                           appropriate.

                           Any  person  who  acquires  shares   of
                           Common  Stock  through  the  Plan   and
                           resells  them shortly before  or  after
                           acquiring them may be considered to  be
                           an  underwriter within the  meaning  of
                           the  Securities Act of 1933, as amended
                           (the  "Securities Act").   The  Company
                           expects   that  certain  persons   will
                           acquire shares of Common Stock pursuant
                           to a Request for Waiver and resell such
                           shares in order to obtain the financial
                           benefit  of  any Waiver  Discount  then
                           being  offered  under  the  Plan.   The
                           Company   has   no   arrangements    or
                           understandings,  formal  or   informal,
                           with   any   person   relating   to   a
                           distribution of shares to  be  received
                           pursuant  to  the Plan.  See  "Plan  of
                           Distribution."

Number of Shares Offered   Initially, 10,000,000 shares of  Common
                           Stock  are authorized to be issued  and
                           registered under the Securities Act for
                           offering pursuant to the Plan.  Because
                           the  Company  expects to  continue  the
                           Plan   indefinitely,  it   expects   to
                           authorize  for  issuance  and  register
                           under  the  Securities  Act  additional
                           shares  from time to time as  necessary
                           for  purposes  of  the  Plan.   To  the
                           extent that shares acquired pursuant to
                           the  Plan  are purchased  in  the  open
                           market,   such  shares  will   not   be
                           registered or required to be registered
                           under  the Securities Act in connection
                           with  sale  of such shares pursuant  to
                           the Plan.  See "Plan of Distribution."

                            THE PLAN

      The  following questions and answers explain and constitute the  Entergy Corporation Dividend Reinvestment and Stock Purchase
Plan, as in effect beginning                  , 1996.

PURPOSE

      1.   What is the purpose of the Plan?

                The purpose of the Plan is to provide Entergy shareholders and other investors with a convenient and economical method to purchase shares of Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock. In addition, the Plan will provide the Company with a means of raising additional capital for general corporate purposes through sales of Common Stock under the Plan. Whether significant additional capital is raised may be affected, in part, by the Company's decision to waive the limitations applicable to optional cash investments and, in part, by the Company's decision to sell newly issued shares of Common Stock to fulfill the requirements of the Plan. See Question 13 regarding the Company's criteria for granting a Request for Waiver.

PARTICIPATION OPTIONS

      2.   What options are available under the Plan?

                     Registered holders or beneficial  owners  of
          Common Stock and other interested investors may elect to participate in the Plan (each a "Participant"). Participants may have cash dividends on all or a portion of their shares automatically reinvested in Common Stock. Even if they do not reinvest dividends, Participants may make optional cash investments to purchase Common Stock, subject to a minimum investment of $100 and a maximum investment of $3,000 per month. Interested investors that are not shareholders of the Company may make an initial optional cash investment in Common Stock of not less than $1,000 and not more than $3,000. In certain instances, however, Entergy may permit greater optional cash investments. See Question 12 regarding optional cash investments and Question 13 regarding a Request for Waiver.

BENEFITS AND RESTRICTIONS

      3. What are the benefits and restrictions of the Plan?

               Benefits

               The Plan provides Participants the opportunity to automatically reinvest cash dividends on all or a portion of their Common Stock in additional shares of Common Stock.

               In addition to reinvestment of dividends, eligible shareholders may purchase additional shares of Common Stock pursuant to optional cash investments of not less than $100 and not more than $3,000 per month. Optional cash investments may be made occasionally or at regular intervals, as the Participants desire. Participants may make optional cash investments even if dividends on their shares are not being reinvested under the Plan.

               Persons not presently shareholders of the Company may become Participants by making an initial cash investment of not less than $1,000 and not more than $3,000 (except with the consent of the Company) to purchase shares of Common Stock under the Plan.

               Shares purchased directly from the Company under the Plan pursuant to a Request for Waiver may be issued at a discount to the market price without payment of brokerage commissions. Initially, optional cash investments of less than $3,000 and dividend reinvestments will not be subject to a discount, but the Company reserves the right to grant a discount in the future.

               Dividends and any optional cash investments will be fully invested because the Plan permits fractional shares to be credited to Participants' accounts. Dividends on whole and on fractional shares may be reinvested in additional shares and such shares will be credited to Participants' accounts. See Question 7.

               Participants will avoid the need for safekeeping of certificates for shares of Common Stock credited to their Plan accounts and may submit for safekeeping certificates held by them and registered in their name. See Questions 15 and 16.

               Participants that are registered holders may direct the Administrator to sell or transfer all or a portion of their shares held in the Plan. See Question 17.

               Periodic statements reflecting all current activity in Plan accounts, including purchases, sales and latest balances, will simplify recordkeeping for registered holders. See Question 18.

               Restrictions

               Participants may not be able to depend on the availability of a market discount regarding shares acquired under the Plan. Initially, no discount may be established for the purchase of shares directly from the Company, and the granting of a discount for one month will not insure the availability of a discount or the same discount in future months. Each month, the Company may lower or eliminate the discount without prior notice to Participants. The Company may also, without prior notice to Participants, change its determination as to whether Common Stock will be purchased by the Administrator directly from the Company or in the open market or in privately negotiated transactions from third parties (although the Company may not effect such a change more than once in any three month period). See Question 13.

               Participants that reinvest cash dividends will be treated for federal income tax purposes as having received a dividend on the dividend payment date; such dividend may give rise to a liability for the payment of income tax without providing Participants with immediate cash to pay such tax when it becomes due. See Question 20.

               Participants will not know the actual number of shares purchased under the Plan until after the Investment Date. See Question 11 regarding the timing of the purchase of shares.

               The purchase price per share will be an average price and, therefore, may exceed the price at which shares are trading on the Investment Date when the shares are issued. See Questions 11 and 12 regarding the purchase price of the shares.

               Execution of sales of shares held in the Plan may be subject to delay. See Questions 12 and 17.

               No interest will be paid on funds held by the Company pending reinvestment or investment. See Questions 12 and 14.

               Shares deposited in a Plan account may not be pledged until the shares are withdrawn from the Plan. See Question 26.

ADMINISTRATION

      4.  Who will administer the Plan?

                    The Plan will be administered by Mellon Bank,
          N.A. or such successor administrator as Entergy may designate (the "Administrator"). The Administrator acts as agent for Participants, keeps records of the accounts of Participants, sends regular account statements to Participants, and performs other duties relating to the Plan. Shares purchased for each Participant under the Plan will be held by the Administrator and will be registered in the name of the Administrator or its nominee on behalf of the Participants, unless and until a Participant requests that a stock certificate for all or part of such shares be issued, as more fully described in Question 15. The Administrator also serves as dividend disbursement agent, transfer agent, and registrar for the Common Stock. Correspondence with the Administrator should be sent to:

                    Mellon Bank, N.A.
                    Shareholders Investment Service
                    P. O. Box 750
                    Pittsburgh, Pennsylvania 15230

                    or, if using overnight courier service:

                    Mellon Bank, N.A.
                    Shareholders Investment Service
                    Commerce Court
                    4 Station Square
                    Third Floor
                    Pittsburgh, Pennsylvania 15219

                    or call: (800) 451-7392

PARTICIPATION

      5.    Who is eligible to participate?


                      A   "registered  holder"  (which  means   a
          shareholder whose shares of Common Stock are registered in the stock transfer books of Entergy in his or her name) or a "beneficial owner" (which means a shareholder whose shares of Common Stock are registered in a name other than his or her name, for example, in the name of a broker, bank or other nominee), may participate in the Plan. A registered holder may participate in the Plan directly; a beneficial owner must either become a registered holder by having such shares transferred into his or her name or by making arrangements with his or her broker, bank or other nominee to participate in the Plan on the Participant's behalf. In addition, an interested investor that is not a shareholder may participate in the Plan by making an initial optional cash investment in Common Stock of not less than $1,000 or more than $3,000 unless granted a Request for Waiver (in which case such initial investment may exceed $3,000). See Question 6 regarding enrollment.

                     The right to participate in the Plan is  not
          transferable to another person apart from a transfer of the underlying shares of Common Stock. Entergy reserves the right to exclude from participation in the Plan persons who utilize the Plan to engage in short-term trading activities that cause aberrations in the trading volume of the Common Stock.

                     Participants residing in jurisdictions in which their participation in the Plan would be unlawful will not be eligible to participate in the Plan.

ENROLLMENT

      6. How does an eligible holder of Common Stock or any other interested investor enroll in the Plan and become a Participant?

                     All  holders of shares of Common Stock  that
          are currently enrolled in the Entergy Corporation Automatic Dividend Reinvestment Plan will automatically become Participants in the new Plan, and their investment election will remain the same unless they submit a new Authorization Card to the Administrator.

                    Each eligible registered holder may enroll in the Plan and become a Participant by completing and signing an Authorization Card (enclosed herein) and returning it to the Administrator at the address set forth in Question 4. An Authorization Card may also be obtained at any time upon request from the Administrator at the same address. If shares are registered in more than one name (e.g., joint tenants, trustees), all registered holders of such shares must sign the Authorization Card exactly as their names appear on the account registration.

                     Eligible  beneficial  owners  must  instruct
          their brokers, banks or other nominees in whose name their shares are held to participate in the Plan on their behalf. If a broker, bank or other nominee holds shares of beneficial owners through a securities depository, such broker, bank or other nominee may also be required to provide a Broker and Nominee Form (a "B/N Form") to the Administrator in order to participate in the optional cash investment portion of the Plan. See Question 12.

                     An interested investor that is not presently a shareholder of the Company, but desires to become a Participant by making an initial investment in Common Stock, may join the Plan by signing an Authorization Card and forwarding it, together with such initial investment, to the Administrator at the address set forth in Question 4. See Question 12 regarding initial optional cash investments.

      7.  What does the Authorization Card provide?

                      The   Authorization   Card   appoints   the
          Administrator as the Participant's agent for purposes of the Plan and directs the Administrator to apply to the purchase of additional shares of Common Stock all of the cash dividends on the specified number of shares of Common Stock owned by the Participant on the applicable Record Date and designated by the Participant to be included in the Plan; and to reinvest automatically cash dividends on whole and fractional shares of Common Stock that have been credited to the Participant's account pursuant to dividend reinvestment or optional cash investment that have been designated to be included in the Plan. The Authorization Card also directs the Administrator to purchase additional shares of Common Stock with any optional cash investments that the Participant may elect to make.

                     The Authorization Card provides for the purchase of additional shares of Common Stock through the following investment options:

               (1)  "Full Dividend Reinvestment"

                         This option directs the Administrator to
               invest in accordance with the Plan all cash dividends on all whole or fractional shares of
               Common Stock then or subsequently registered in the Participant's name. This option also permits the Participant to make optional cash investments and directs the Administrator to apply such investments towards the purchase of additional shares of Common Stock in accordance with the Plan.

                    (2)  "Partial Dividend Reinvestment"

                         This option directs the Administrator to
               invest in accordance with the Plan all cash dividends on the specified number of whole or fractional shares of Common Stock then registered in the Participant's name and so designated in the appropriate space on the Authorization Card. If this option is selected, the Participant will continue to receive cash dividends in the usual manner on all shares of Common Stock that have not been designated for participation in the Plan. This option also permits the Participant to make optional cash investments and directs the Administrator to apply such investments towards the purchase of additional shares of Common Stock in accordance with the Plan.

                    (3)  "Optional Cash Investments Only"

                          This  option  permits a Participant  to
               make optional cash investments and directs the Administrator to apply such investments towards the purchase of additional shares of Common Stock in accordance with the Plan. If this option is selected, unless the Participant designates that such additional shares for participation in the Plan, the Participant will continue to receive cash dividends on all shares of Common Stock registered in his or her name in the usual manner, and the Administrator will apply only optional cash investments received from the Participant towards the purchase of additional shares of Common Stock.

                     Any  one of the above three options  may  be
          selected. In each case, cash dividends will be reinvested on all shares designated for participation in the Plan until the Participant specifies otherwise or withdraws from the Plan altogether, or until the Plan is terminated.

                      Any  Participant  who  returns  a  properly
          executed   Authorization  Card  to  the   Administrator
          without electing an investment option will be enrolled as having selected Full Dividend Reinvestment.

      8.  When will participation in the Plan begin?

                     Participation as to dividend reinvestment will commence with the next Investment Date after receipt of the Authorization Card, provided it is received by the Administrator on or before the Record Date for the payment of the dividend. Participation as to optional cash investments will commence with the next Investment Date, provided the Authorization Card and the funds to be invested are received by the close of business on the last business day immediately preceding the first day of the Pricing Period for the next succeeding Investment Date. See Question 9 below and Appendix I to determine the applicable Pricing Period and Investment Date. Should the funds to be invested arrive after the time indicated above and before the next succeeding Investment Date, such funds will be returned to the Participant, without interest.

                     Eligible  shareholders and other  interested
          investors may enroll in the Plan at any time. Once enrolled, a Participant will remain enrolled until the Participant discontinues participation or until the Company terminates the Plan. See Question 19 regarding withdrawal from the Plan and Question 26 regarding termination of the Plan.

PURCHASES

      9.  When will shares be acquired under the Plan?

                     If shares are being acquired for the Plan directly from the Company, dividends and optional cash investments will be reinvested or invested, as the case may be, on the dividend payment date during a month in which a cash dividend is paid and, in any other month, on the first calendar day of such month (in either case, the "Investment Date"). However, if either the dividend payment date or such first calendar day falls on a date when the NYSE is closed, the Investment Date will be the first day following such date on which the NYSE is open.

                     If  shares are being acquired for  the  Plan
          through open market or privately negotiated transactions, all dividends and all optional cash investments will be applied to the purchase of Common Stock pursuant to the Plan as soon as practicable on or after the applicable Investment Date.

                In the past, record dates for dividends on the Common Stock have preceded the dividend payment dates by approximately three weeks. Dividend payment dates historically have occurred on or about the 1st day of each March, June, September, and December. This past pattern with respect to timing of dividend record dates and payment dates is expected to be followed generally in the future. Please see Appendix I for information with respect to Pricing Periods, Investment Dates, Record Dates, and other market data.

                Dividends are paid as and when declared by the Company's Board of Directors. There can be no assurance as to the declaration or payment of a dividend, and nothing contained in the Plan obligates Entergy to declare or pay any such dividend on Common Stock. The Plan does not represent a guarantee of future dividends.

     10.  What is the source of shares to be purchased under the Plan?

                All dividends reinvested through the Plan and all optional cash investments will be used to purchase either newly issued shares directly from Entergy or shares on the open market or in privately negotiated transactions from third parties, or a combination of both. Shares purchased directly from Entergy will consist of authorized but unissued shares of Common Stock.

     11.   At what price will shares be purchased ?

                All shares purchased directly from Entergy with reinvested dividends or optional cash investments will be acquired at a price to the Participant of the average of the daily high and low sales prices computed up to seven decimal places, if necessary, of the Common Stock as reported on the NYSE for the twelve Trading Days (as defined below) immediately preceding the applicable Investment Date. A "Trading Day" means a day on which trades in Common Stock are reported on the NYSE. The period encompassing the first twelve Trading Days immediately preceding the next following Investment Date constitutes the relevant "Pricing Period."

                All shares purchased by the Administrator from third parties will be acquired as soon as practicable on or after the applicable Investment Date at a price to the Participant of the weighted average purchase price for such shares, including brokerage fees and commissions, computed up to seven decimal places, if necessary, paid by the Administrator for the Common Stock.

                Shares purchased pursuant to a Request for Waiver may be subject to a Threshold Price and a Waiver
          Discount as more fully described in Question 13 below.

     12.  How are optional cash investments made?

                All registered holders, including brokers, banks and nominees with respect to shares registered in their name on behalf of beneficial owners that have submitted signed Authorization Cards are eligible to make optional cash investments at any time.

                A broker, bank or nominee, as holder on behalf of a beneficial owner, may utilize an Authorization Card for optional cash investments unless it holds the shares in the name of a securities depository. In that event, the optional cash investment must be accompanied by a Broker and Nominee Form ("B/N Form").

                The  B/N  Form provides the sole means whereby  a
          broker, bank or other nominee holding shares on behalf of beneficial owners in the name of a securities depository may make optional cash investments on behalf of such beneficial owners. In such case, the broker, bank or other nominee must use a B/N Form for transmitting optional cash investments on behalf of the beneficial owners. A B/N Form must be delivered to the Administrator at the address specified in Question 4 each time that such broker, bank or other nominee transmits optional cash investments on behalf of the beneficial owners. B/N Forms will be furnished by the Administrator upon request.

                 Other   interested  investors   that   are   not
          shareholders of the Company, but have submitted Authorization Cards, are also eligible to make an initial investment in Common Stock through an optional cash investment.

                The Administrator will apply all optional cash investments for which good funds are received on or before the first business day before the Pricing Period to the purchase of shares of Common Stock on the next following Investment Date, or if shares are acquired on the open market or in privately negotiated transactions, as soon as practicable on or after such Investment Date.

                No interest will be earned on optional cash investments held pending investment. The Company suggests therefore that any optional cash investment a Participant wishes to make be sent so as to reach the Administrator as close as possible to the first business day preceding the Pricing Period for the next following Investment Date. Any questions regarding these dates should be directed to the Administrator at the address or telephone number set forth in Question 4.

                All optional cash investments received by the Administrator after the close of business on the last business day immediately preceding the first day of the Pricing Period and before the next succeeding
          Investment Date will promptly be returned to the Participant without interest.

                 Participants should be aware that since investments under the Plan are made as of specified dates, one may lose any advantage that otherwise might be available from being able to select the timing of an investment. Neither the Company nor the Administrator can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan.

               All optional cash investments made by check should be made payable to Mellon Bank, N.A. and mailed to Mellon at the address listed in Question 4. Other forms of payment, such as wire transfers, may be made, but only if approved in advance by the Administrator. Inquiries regarding other forms of payments and all other written inquiries should be directed to the Administrator at the address listed in Question 4.

     13.  What limitations apply to optional cash investments?

                Minimum/Maximum Limits. For any Investment Date, optional cash investments made by shareholders of the Company are subject to a minimum of $100 and a maximum of $3,000, and optional cash investments made by interested investors who are not then shareholders of the Company are subject to a minimum initial investment of $1,000 and a maximum of $3,000. See Question 9 regarding the determination of Investment Dates for optional cash investments. Optional cash investments of less than the allowable monthly minimum amount and that portion of any optional cash investment that exceeds the allowable monthly maximum amount will be returned promptly to Participants without interest, except as noted below.

                Request for Waiver.  Optional cash investments in
          excess of $3,000 per month may be made only pursuant to a Request for Waiver accepted by the Company.
          Participants who wish to submit an optional cash investment in excess of $3,000 for any Investment Date must obtain the prior written approval of the Company and a copy of such written approval must accompany any such optional cash investment. A Request for Waiver should be directed to the Company at ( ) - . The Company has sole discretion to grant any approval for optional cash investments in excess of the allowable maximum amount. In deciding whether to approve a Request for Waiver, the Company will consider relevant factors including, but not limited to, whether the Plan is then acquiring newly issued shares directly from the Company or acquiring shares in the open market or in privately negotiated transactions from third parties, the Company's need for additional funds, the attractiveness of obtaining such additional funds through the sale of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the Participant submitting the request, the extent and nature of such Participant's prior participation in the Plan, the number of shares of Common Stock held of record by such Participant and the aggregate amount of optional cash investments in excess of $3,000 for which Requests for Waiver have been submitted by all Participants. If Requests for Waiver are submitted for any Investment Date for an aggregate amount in excess of the amount the Company is then willing to accept, the Company may honor such requests in order of receipt, pro rata or by any other method that the Company determines to be appropriate.

                Entergy reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible registered holders or beneficial owners of Common Stock for any reason whatsoever including elimination of practices that are not consistent with the purposes of the Plan.

                Threshold Price. Entergy may establish for any Pricing Period a minimum price (the "Threshold Price") applicable to optional cash investments made pursuant to Requests for Waiver. At least three business days prior to the first day of the applicable Pricing Period, Entergy will determine whether to establish a Threshold Price, and if a Threshold Price is established, its amount, and will so notify the Administrator. This determination will be made by Entergy in its discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

                 If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the average of the high and low sale prices of the
          Common  Stock on the NYSE for each Trading Day  of  the
          relevant Pricing Period must equal or exceed. In the event that the Threshold Price is not satisfied for a Trading Day in the Pricing Period, then that Trading Day will be excluded from the Pricing Period and all trading prices for that day will be excluded from the determination of the Purchase Price. A day will also be excluded if no trades of Common Stock are made on the NYSE for that day. Thus, for example, if the
          Threshold Price is not satisfied for three of the twelve Trading Days in a Pricing Period, then the purchase price will be based upon the remaining nine Trading Days in which the Threshold Price was satisfied.

                In addition, a portion of each optional cash investment will be returned for each Trading Day of a Pricing Period in which the Threshold Price is not satisfied or for each day in which no trades of Common Stock are reported on the NYSE. The returned amount will equal one-twelfth of the total amount of such optional cash investment (not just the amount exceeding $3,000) for each Trading Day that the Threshold Price is not satisfied. Thus, for example, if the Threshold Price is not satisfied or no such sales are reported for three of the twelve Trading Days in a Pricing Period, 3/12 (i.e., 25%) of such optional cash investment will be returned to the Participant without interest.

                The establishment of the Threshold Price and  the
          possible return of a portion of the investment applies only to optional cash investments made pursuant to a Request for Waiver. Setting a Threshold Price for a
          Pricing Period shall not affect the setting of a Threshold Price for any subsequent Pricing Period. For any particular month, Entergy may waive its right to set a Threshold Price. Neither Entergy nor the Administrator shall be required to provide any written notice to Participants as to the Threshold Price for any Pricing Period. Participants may, however, ascertain whether a Threshold Price has been set or waived for any given Pricing Period by telephoning
          Entergy at (   )    -    .

                Waiver  Discount.   Each month,  at  least  three
          business days prior to the first day of the applicable Pricing Period, Entergy may establish a discount from the market price applicable to optional cash investments made pursuant to a Request for Waiver. Such discount (the "Waiver Discount") may be between 0% and 3% of the purchase price and may vary each month, but once established will apply uniformly to all optional cash investments made pursuant to a Request for Waiver for that month. The Waiver Discount will be established in Entergy's sole discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs. Participants may obtain the Waiver Discount applicable to the next Pricing Period by telephoning Entergy at ( ) - . Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent month. The Waiver Discount will apply to the entire optional cash investment and not just the portion of such investment that exceeds $3,000. The Waiver Discount will apply only to optional cash investments of $3,000 or more, but the Company reserves the right to establish, in the future, a discount from the market price for reinvestment of cash dividends and optional cash investments of $3,000 or less .

     14.  What if a Participant has more than one account?

                For the purpose of the limitations discussed in Question 13, Entergy may aggregate all dividend reinvestments and optional cash investments for Participants with more than one account using the same social security or taxpayer identification number. For Participants unable to supply a social security or taxpayer identification number, their participation may be limited by Entergy to only one Plan account.

               Also for the purpose of such limitations, all Plan accounts that Entergy believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless Entergy has determined that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, Entergy will have the right to aggregate all such accounts and to return, without interest, within thirty days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

CERTIFICATES

     15.  Will certificates be issued for share purchases?

                All shares purchased pursuant to the Plan will be held together in the name of the Administrator or its nominee and credited to each individual account in "book entry" form. This service protects against the loss, theft, or destruction of certificates evidencing shares. Upon written request of a Participant or upon withdrawal of a Participant from the Plan or upon termination of the Plan, the Administrator will have certificates issued and delivered for all full shares credited to that Participant's account. Certificates will be issued only in the same names as those enrolled in the Plan. In no event will certificates for fractional shares be issued. See Questions 16 and 17.

     16. May a Participant add shares of Common Stock to his or her account by transferring stock certificates that the Participant possesses ?

                 Any Participant may send to the Plan for safekeeping all Common Stock certificates which such Participant holds. The safekeeping of shares offers the advantage of protection against loss, theft or destruction of certificates as well as convenience, if and when shares are sold through the Plan. All shares represented by such certificates will be kept for safekeeping in "book entry" form and combined with any full and fractional shares then held by the Plan for the Participant.

                To deposit certificates for safekeeping under the Plan, a Participant must submit a letter of transmittal, which will be provided by the Administrator upon request. Stock certificates and the letter of transmittal as well as all written inquiries about the safekeeping service should be directed to the Administrator at the address listed in Question 4.

                Shares deposited for safekeeping may be withdrawn by the Participant by submitting a written request to the Administrator.

SALE OF SHARES

     17 .      Can Participants sell shares held under the Plan ?

                Participants may request that all or a portion of
          the   shares  held  in  their  accounts  by  the   Plan
          (including shares held for safekeeping) be sold. Following receipt of written instructions from a Participant, the Administrator will sell, through an independent broker or institution, those shares and will remit a check for the proceeds of such sale, less applicable brokerage commissions, service charges and any taxes. Prior written instructions from the Participant must be received at least 48 hours preceding the sale. Shares will be sold at least once per week by the Plan at then current market prices in transactions carried out through one or more brokerage firms. This procedure for selling shares may be particularly attractive to holders of small amounts of Common Stock because the Plan can combine odd lots and small numbers of shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs that otherwise might not be available to individual Participants in the sale of their shares. No shares will be issued or sold between the fourth business day prior to a dividend record date and the following dividend payment date.



REPORTS

     18.  What reports will be sent to Participants in the Plan?

                Unless a Participant participates in the Plan through a broker, bank or nominee, each Participant will receive from the Administrator a detailed statement of the Participant's account following each dividend payment and account transaction. These detailed statements will show total cash dividends received, total optional cash investments received, total shares purchased (including fractional shares), price paid per share, and total shares held in the
          Plan. These statements should be retained by the Participant to determine the tax cost basis for shares purchased pursuant to the Plan. Any Participant that participates in the Plan through a broker, bank or nominee, should contact such party for such a statement.

WITHDRAWAL

     19.  How may Participants withdraw from the Plan?

               A Participant may terminate enrollment in the Plan by giving written notice to the Administrator, and thereafter all cash dividends on shares owned by such Participant will be sent to the Participant. In order to terminate participation prior to the usual dividend payment dates in March, June, September or December, written notice must be received by the Record Date for the payment of such dividend. Upon termination, stock certificates for any full shares will be issued in the Participant's name or, upon receipt of written instructions, shares will be sold for the Participant. See Question 17. Any fractional shares held in the Plan at the time of termination will be converted to cash on the basis of the then current market price of the Common Stock. No shares will be issued or sold between the fourth business day prior to a dividend record date and the following dividend payment date.

TAXES

     20. What are the federal income tax consequences of participating in the Plan?

                A Participant will be treated for federal income tax purposes as having received dividend income equal to the fair market value of the shares acquired with reinvested dividends pursuant to the Plan. For federal income tax purposes, the fair market value of shares acquired with reinvested dividends under the Plan will be equal to 100% of the average of the high and low sale prices of Common Stock as reported on the NYSE on the Investment Date. The fair market value on the Investment Date is likely to differ from the purchase price. A Participant's tax basis in the dividend shares will equal the fair market value on the Investment Date.

                Participants will be treated as having received a dividend, upon the purchase of shares with an optional cash investment, in an amount equal to the excess, if any, of the fair market value of the shares acquired on the Investment Date over the optional cash investment. Such shares will have a tax basis equal to the amount of the investment plus the excess, if any, of the fair market value of the shares purchased over the amount of the investment. The fair market value on an Investment Date is likely to differ from the purchase price for the Pricing Period immediately preceding the related Investment Date (which is used to determine the number of shares acquired).

               When a Participant receives certificates for whole shares credited to the Participant's account under the Plan, the Participant will not realize any taxable income. However, a Participant that receives a cash adjustment for a fraction of a share may realize a gain or loss with respect to such fraction. A gain or loss may also be realized by the Participant whenever whole shares are sold, either pursuant to the Participant's request, upon withdrawal from the Plan or after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount that the Participant realizes for the shares or fraction of a share and the tax basis of the Participant in the shares.

               A Participant's holding period for shares acquired pursuant to the Plan will begin on the day following the Investment Date.

                In  the case of corporate shareholders, dividends
          may   be   eligible  for  the  dividends-received   tax
          deduction.

                The foregoing is only a summary of the federal income tax consequences of participation in the Plan and does not constitute tax advice. This summary does not reflect every possible outcome that could result from participation in the Plan and, therefore, Participants are advised to consult their own tax advisors with respect to the tax consequences applicable to their particular situation.

OTHER PROVISIONS

     21. What happens if a Participant sells or transfers shares of stock or acquires additional shares of stock?

                If  a  Participant has elected to have  dividends
          automatically reinvested in the Plan and subsequently sells or transfers all or any part of the shares registered in the Participant's name, automatic reinvestment will continue as long as shares are registered in the name of the Participant or held for the Participant by the Administrator or until termination of enrollment. Similarly, if a Participant has elected the "Full Dividend Reinvestment" option under the Plan and subsequently acquires additional shares registered in the Participant's name, dividends paid on such shares will automatically be reinvested until termination of enrollment. If, however, a Participant has elected the "Partial Dividend Reinvestment" option and subsequently acquires additional shares that are registered in the Participant's name, dividends paid on such shares will not be automatically reinvested under the Plan. See Question 7. Participants may, however, change their dividend reinvestment elections by submitting new Authorization Cards.

     22.  How will a Participant's shares be voted ?

                For any meeting of shareholders, each Participant
          will receive proxy materials in order to vote all shares held by the Plan for the Participant's account. All shares will be voted as designated by the Participant or may be voted in person at the meeting of shareholders.

     23.  Who pays the expenses of the Plan?

               Participants will have to pay their pro rata share of any brokerage fees or commissions on shares of Common Stock purchased for their account in the open market or in privately negotiated transactions, which sums will first be deducted before determining the number of shares to be purchased. Participants will not incur brokerage commissions or service charges in connection with the reinvestment of dividends to purchase Common Stock directly from the Company. However, the Administrator will charge an administrative fee for optional cash investments and on sales of shares made pursuant to the Plan. This fee will vary depending on whether the transaction is initiated by a registered holder or through a broker, bank or other nominee that holds shares through a securities depository. These fees, as well as any related brokerage commissions and applicable stock transfer taxes must be paid to the Administrator at the time of the transaction, and will be deducted from the funds received by the Administrator in the case of optional cash investments and from the proceeds, in the case of sale of shares. The Administrator may also charge Participants for additional services not provided under the Plan or for other specified charges. Any of such administrative fees may be changed by the Administrator at any time, without notice to
          Participants. Participants may obtain a current listing of all applicable administrative fees by contacting the Administrator at the address or telephone number listed in Question 4 above. Brokers or nominees that participate on behalf of beneficial owners for whom they are holding shares may also charge such beneficial owners fees in connection with such participation, for which neither the Administrator nor the Company will be responsible.

     24. What are the responsibilities of Entergy or the Administrator under the Plan ?

                Neither Entergy nor the Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to terminate a Participant's account upon such Participant's death or adjudication of incompetence prior to the receipt of notice in writing of such death or adjudication of incompetence, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock. Neither Entergy nor the Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

                The Participant should recognize that the Company cannot assure a profit or protect against a loss on the shares purchased by a Participant under the Plan.

     25. What happens if Entergy issues a stock dividend or declares a stock split?

                Any Common Stock distributed by Entergy as a result of a stock dividend or a stock split on shares held under the Plan for a Participant will be credited to the Participant's account, but the Administrator may curtail or suspend any other transaction processing for a short period of time following the record date for such action to permit the Administrator to calculate the number of shares to be added to each account.

     26.  If  Entergy has a rights offering related to the Common
          Stock,   how   will  a  Participant's  entitlement   be
          computed?

                A participant's entitlement in a rights offering related to the Common Stock will be based upon the number of whole shares credited to the Participant's account. Rights based on a fraction of a share credited to a Participant's Plan account will be sold for that account and the net proceeds will be invested as an optional cash payment on the next Investment Date. In the event of a rights offering, transaction processing may be curtailed or suspended by the Administrator for a short period of time following the record date for such action to permit the Administrator to calculate the rights allocable to each account.

     27.  May shares in a Participant's account be pledged?

                No shares credited to a Participant's account may be pledged and any such purported pledge will be void.
          If a Participant wishes to pledge shares, those shares must be withdrawn from the Plan.

     28. May a Participant transfer all or a part of the Participant's shares held in the Plan to another person?

                A Participant may transfer ownership of all or part of his or her shares held in the Plan through gift, private sale or otherwise, by mailing to the Administrator at the address in Question 4 a properly executed stock assignment, along with a letter with specific instructions regarding the transfer and both an Authorization Card and a Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the Plan are subject to the same requirements as the transfer of Common Stock certificates, including the requirement of a medallion signature guarantee on the stock assignment. The Administrator will provide Participants with the appropriate forms upon request. If any stock certificates bearing a restrictive legend are contained in the Participant's Plan account, the Administrator will comply with the provisions of such restrictive legend before effecting a sale or transfer of such restricted shares.

                A Participant may also transfer all or a portion of his or her shares into an account established for another person within the Plan. In order to effect such a "book-to-book" transfer, the transferee must complete an Authorization Card to open a new account within the Plan. (See Question 7). The Authorization Card should be sent to the Administrator along with a written request to effect the "book-to-book" transfer indicating the number of shares to be transferred to the new account.

     29.  May the Plan be changed or terminated?

                 While the Plan is intended to continue indefinitely, Entergy reserves the right to amend, modify, suspend or terminate the Plan at any time. Participants will be notified in writing of any modifications made to the Plan.


                           THE COMPANY

Entergy is incorporated in Delaware and is a registered public utility holding company under the Public Utility Holding Company Act of 1935. Entergy does not own or operate any significant assets other than those of its subsidiaries. Entergy owns all the outstanding common stock of five domestic retail operating electric utility subsidiaries, Arkansas Power & Light Company, Gulf States Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light Company and New Orleans Public Service Inc. These companies provide electric service to approximately
2.4 million customers in Arkansas, Louisiana, Mississippi, Tennessee and Texas. In addition, gas service is also provided in the Baton Rouge and New Orleans, Louisiana areas. Another wholly owned subsidiary, CitiPower Ltd., is an electric distribution company serving Melbourne, Australia, and surrounding suburbs. Other principal subsidiaries include Entergy Power, Inc., Entergy Systems and Service, Inc. and System Energy Resources, Inc. through which Entergy provides wholesale electricity to affiliated companies and other utilities and markets its energy expertise worldwide.


                         USE OF PROCEEDS

      The proceeds to Entergy from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes.


            INDEMNIFICATION UNDER THE SECURITIES ACT

      The Certificate of Incorporation and bylaws of the Company contain certain provisions to indemnify its directors and officers against liability incurred by them as a result of their service in those capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, Entergy has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


             COMMON STOCK DIVIDENDS AND PRICE RANGE

      Entergy has paid cash dividends on its Common Stock in the following amounts per share for the quarterly periods listed below:

          1994
          First quarter       $0.45
          Second quarter      $0.45
          Third quarter       $0.45
          Fourth quarter      $0.45

          1995
          First quarter       $0.45
          Second quarter      $0.45
          Third quarter       $0.45
          Fourth quarter      $0.45

          1996
          First quarter       $0.45


      The following table shows the high and low sales prices of the Common Stock for each quarterly period listed below.

                               HIGH     LOW
          1994
          First quarter      38 3/8     31 1/8
          Second quarter     32 1/8     24 5/8
          Third quarter      26 1/4     22 5/8
          Fourth quarter     24 3/4     21 1/4

          1995
          First quarter      24 3/4     20
          Second quarter     25 1/2     20 7/8
          Third quarter      26 1/8     23 5/8
          Fourth quarter     29 1/4     26

          1996
          First quarter      30 3/8     26 3/8

      The last reported sale price of Common Stock on the NYSE on April 10, 1996 was $26.50 per share.

      As  of  March  31,  1996, there were approximately  245,293 registered holders of Common Stock.


              PLAN OF DISTRIBUTION AND UNDERWRITERS

      Pursuant  to the Plan, Entergy may be requested to  approve optional cash investments in excess of the allowable maximum amounts pursuant to Requests for Waiver on behalf of Participants that may be engaged in the securities business. In deciding whether to approve such a request, Entergy will consider relevant factors including, but not limited to, whether the Plan is then acquiring newly issued shares of Common Stock or acquiring shares through open market purchases or privately negotiated transactions, the Company's need for additional funds, the attractiveness of obtaining such funds by the sale of Common Stock under the Plan in comparison to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the Participant submitting the request, including the extent and nature of such Participant's prior participation in the Plan and the number of shares of Common Stock held of record by such Participant, and the aggregate number of Requests for Waiver that have been submitted by all Participants. Persons who acquire shares of Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Rule 10b-6 under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. Entergy will not extend to any such person any rights or privileges other than those to which it would be entitled as a Participant, nor will Entergy enter into any agreement with any such person regarding such person's purchase of such shares or any resale or distribution thereof. Entergy may, however, approve requests for optional cash investments by such persons in excess of allowable maximum limitations. If such requests are submitted for any Investment Date for an aggregate amount in excess of the amount Entergy is willing to accept, Entergy may honor such requests in order of receipt, pro rata or by any other method which Entergy determines to be appropriate.


                          LEGAL MATTERS

      Certain legal matters with regard to the Common Stock will be passed upon by Laurence M. Hamric, General Attorney -
Corporate and Securities, Entergy Services, Inc. Mr. Hamric is the record owner of 1,121 shares of Common Stock.

                             EXPERTS

      The consolidated balance sheets as of December 31, 1995 and 1994 and the statements of consolidated income, retained earnings and paid-in capital, and cash flows and the related consolidated financial statement schedules for the two years in the period ended December 31, 1995, incorporated by reference in this prospectus, have been incorporated herein on reliance on the reports, which include emphasis paragraphs related to rate-related contingencies and legal proceedings and a 1995 change of accounting method for incremental nuclear plant outage maintenance costs by one of the Corporation's subsidiaries, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

       The financial statements as of December 31, 1993, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports dated February 11, 1994, also incorporated by reference herein.


                           APPENDIX I


             (C)             (D)               (E)                (F)              (G)
                       Threshold Price
                          and Waiver      Optional Cash
          Expected       Discount, if      Investments       Pricing Period     Investment
Cycle    Record Date    any,  will be          Must            Start Date          Date
                            set by        be received by

  A   August 7, 1996  August 12, 1996     August 14, 1996     August 15, 1996 September 3, 1996

  B          N/A    September 10,1996  September 12, 1996  September 13, 1996   October 1, 1996

  B          N/A     October 11, 1996    October 15, 1996    October 16, 1996  November 1, 1996


  A November 6, 1996 November 8, 1996   November 12, 1996   November 13, 1996  December 2, 1996

  B          N/A    December 10, 1996   December 12, 1996   December 13, 1996   January 2, 1997

  B          N/A     January 13, 1997    January 15, 1997    January 16, 1997  February 3, 1997

 A February 12, 1997  February 7, 1997  February 11, 1997   February 12, 1997     March 3, 1997

  B          N/A        March 10, 1997     March 12, 1997      March 13, 1997     April 1, 1997

  B          N/A        April 10, 1997     April 14, 1997      April 15, 1997       May 1, 1997

  A       May 14, 1997     May 9, 1997       May 13, 1997        May 14, 1997      June 2, 1997

  B          N/A         June 10, 1997      June 12, 1997       June 13, 1997      July 1, 1997

  B          N/A         July 11, 1997      July 15, 1997       July 16, 1997    August 1, 1997

  A    August 13, 1997 August 11, 1997    August 13, 1997     August 14, 1997 September 2, 1997

  B          N/A    September 10, 1997 September 12, 1997   September 15,1997   October 1, 1997

  B          N/A      October 13, 1997   October 15, 1997    October 16, 1997  November 3, 1997

  A November 12, 1997 November 7, 1997  November 11, 1997   November 12, 1997  December 1, 1997

  B          N/A     December 10, 1997  December 12, 1997   December 15, 1997   January 2, 1998

  B          N/A      January 12, 1998   January 14, 1998    January 15, 1998  February 2, 1998

  A February 11, 1998 February 6, 1998  February 10, 1998   February 11, 1998     March 2, 1998

  B          N/A        March 11, 1998     March 13, 1998      March 16, 1998     April 1, 1998

  B          N/A        April 10, 1998     April 14, 1998      April 15, 1998       May 1, 1998

  A       May 13, 1998     May 8, 1998       May 12, 1998        May 13, 1998      June 1, 1998

  B          N/A         June 10, 1998      June 12, 1998       June 15, 1998      July 1, 1998

  B          N/A         July 13, 1998      July 15, 1998       July 16, 1998    August 3, 1998

A.   Optional cash investments and reinvestment of dividends.
B.   Optional cash investments only.
C. The Record Date for dividend reinvestment months (indicated by the letter "A" in the Cycle column) will be established by the Board of Directors.
D. The Threshold Price and the Waiver Discount, if any, will be established three business days prior to the first day of the Pricing Period.
E. Optional cash investments are due by the close of business on the last business day immediately preceding the first day of the Pricing Period.
F. The Pricing Period will be the twelve consecutive Trading Days ending on the Trading Day immediately preceding the Investment Date.
G. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid and in any other month will be the first calendar day of such month, provided, however, that if either the dividend payment date or such first calendar day falls on a date when the NYSE is closed, the Investment Date will be the next succeeding day on which the NYSE is open.


                   U .S. EQUITY
              MARKETS CLOSED IN 1996

     New Years Day          January 1
     Presidents Day         February 19
     Good Friday            April 5
     Memorial Day           May 27
     Independence Day       July 4
     Labor Day              September 2
     Thanksgiving Day       November 28
     Christmas Day          December 25



                   U .S. EQUITY
              MARKETS CLOSED IN 1997

     New Years Day          January 1
     Presidents Day         February 17
     Good Friday            March 28
     Memorial Day           May 26
     Independence Day       July 4
     Labor Day              September 1
     Thanksgiving Day       November 27
     Christmas Day          December 25



No  persons have been authorized to  give            Dividend
any    information   or   to   make   any          Reinvestment
representations    other    than    those       and Stock Purchase
contained   or   incorporated   in   this              Plan
Prospectus  and, if given or  made,  such
information or representations  must  not
be relied upon as having been authorized.       ___________, 1996
This  Prospectus does not  constitute  an          Common Stock
offer  to  sell or a solicitation  of  an       ($0.01 Par Value)
offer  to  buy any securities other  than
those to which it relates, or an offer or
solicitation   with  respect   to   those
securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful.
The delivery of this Prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

            TABLE OF CONTENTS

AVAILABLE INFORMATION .                     3
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE . .                             3
SUMMARY OF PLAN                             4
DESCRIPTION OF THE PLAN                     6
  PURPOSE . .                               6
  PARTICIPATION OPTIONS                     6
ADVANTAGES AND DISADVANTAGES                6
ADMINISTRATION                              7
  PARTICIPATION                             8
  ENROLLMENT                                8
  PURCHASES . .                            10
  CERTIFICATES                             14
  SALE OF SHARES                           14
  REPORTS                       ...........15
  WITHDRAWAL                               15
  TAXES                                    15
  OTHER PROVISIONS                         16
USE OF PROCEEDS                            17
INDEMNIFICATION UNDER THE SECURITIES ACT   17
COMMON STOCK DIVIDENDS
  AND PRICE RANGE                          17
PLAN OF DISTRIBUTION                       18
LEGAL MATTERS                              18
EXPERTS .                                  18
APPENDIX I                                A-1


                             PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. ESTIMATED

Securities and Exchange Commission                     $  93,400
Printing   expense  --  Registration  Statement   and     60,000
Prospectus .
Transfer Agent and Registrar
Fees  of  New  York Stock Exchange and Chicago  Stock      8,600
Exchange for listing
Legal Fees                                                15,000
Accountants' Fees ........                                18,000
Miscellaneous Fees and Expenses                          225,000
                                                       ---------
   Total                                                $420,000
                                                       =========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The General Corporation Law of the State of Delaware, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The Certificate of Incorporation and the Bylaws of the Company provide in effect that the Company shall indemnify its directors, officers and employees to the extent permitted by The General Corporation Law of Delaware. In addition, the Company maintains a directors and officers policy.


ITEM 16.  EXHIBITS:

     4.1       Certificate    of   Incorporation    of    Entergy
               Corporation  dated December 31, 1993  (Exhibit  A-
               1(a) to Rule 24 Certificate in 70-8059).
     4.2       Bylaws of Entergy Corporation effective August 25,
               1992 and as presently in effect (Exhibit A-2(a) to
               Rule 24 Certificate in 70-8059).
     5         Opinion  of  Laurence  M.  Hamric,  Esq.,  General
               Attorney,   Corporate   &   Securities,    Entergy
               Services, Inc. (filed herewith).
     23.(a)    Consent of Laurence M. Hamric, Esq. (contained  in
               Exhibit 5).
     23.(b)    Consent   of  Coopers  &  Lybrand  L.L.P.   (filed
               herewith).
     23.(c)    Consent of Deloitte & Touche LLP (filed herewith).
     24        Powers  of  Attorney (see signature  page  of  the
               Registration Statement).


ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)    To   include  any  prospectus  required  by  section
       10(a)(3) of the Securities Act;

      (ii)  To  reflect  in the prospectus any  facts  or  events arising  after  the  effective date  of  the  registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

   (2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, Louisiana, on the 12th day of April 1996.


                              ENTERGY CORPORATION



                              By:  /s/William J. Regan, Jr.
                                   William J. Regan, Jr.
                                   Vice President and Treasurer





                        POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Regan, Jr., Vice President and Treasurer, Entergy Corporation, Laurence M. Hamric, Esq., General Attorney - Corporate and Securities, Entergy Services, Inc., and Ann G. Roy, Esq., Associate Counsel - Corporate and Securities, Entergy Services, Inc., his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933,
this  registration  statement  has  been  signed  below  by   the
following persons in the capacities and on the 12th day of April, 1996.


SIGNATURE                               TITLE


/s/W. Frank Blount
W. Frank Blount                         Director


/s/John A. Cooper, Jr.
John A. Cooper, Jr.                     Director


/s/Lucie J. Fjeldstad
Lucie J. Fjeldstad                      Director


/s/Norman C. Francis
Norman C. Francis                       Director


/s/Kaneaster Hodges, Jr.
Kaneaster Hodges, Jr.                   Director


/s/Robert v.d. Luft
Robert v.d. Luft                        Director


/s/Edwin Lupberger
Edwin Lupberger                         Director


/s/Kinnaird R. McKee
Kinnaird R. McKee                       Director


/s/Paul W. Murrill
Paul W. Murrill                         Director


/s/James R. Nichols
James R. Nichols                        Director


/s/Eugene H. Owen
Eugene H. Owen                          Director


/s/John N. Palmer, Sr.
John N. Palmer, Sr.                     Director


/s/Robert D. Pugh
Robert D. Pugh                          Director


/s/H. Duke Shakelford
H. Duke Shackelford                     Director


/s/Wm. Clifford Smith
Wm. Clifford Smith                      Director


/s/Bismark A. Steinhagen
Bismark A. Steinhagen                   Director